Exhibit 99.1

Press Release

Release Date: September 16, 2015	Contact: Joseph R. Corrato,
At 4:30 p.m. EST	President
(215) 755-1500

PRUDENTIAL BANCORP, INC. ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER
AND OTHER MANAGERIAL CHANGES AT BANK SUBSIDIARY

Philadelphia, Pennsylvania (September 16, 2015) - Prudential Bancorp, Inc. (the "Company") (Nasdaq: PBIP), announced today that its subsidiary, Prudential Savings Bank (the "Bank") appointed Anthony V. Migliorino to serve as Executive Vice President-Chief Operating Officer, effective immediately. Mr. Migliorino recently joined the Bank as Senior Vice President-Retail Business Development Officer, but has previously served as the Chief Operating Officer at two other financial institutions over an 11 year span during his long banking career.

 President Joseph R. Corrato stated, "I am extremely pleased to be announcing the appointment of Anthony as the Bank's first Chief Operating Officer.  Although Anthony only recently joined our Senior Management team in the business development area, it did not take very long for me to realize that his talents and abilities far exceeded these important responsibilities. He will remain directly responsible for leading the Bank's business development efforts, but will now do so within the context of his responsibility for the overall operations of the Bank." Corrato went on to say, "As I prepare to begin my new role as President and Chief Executive Officer, effective on October 1, 2015, I am reorganizing our management team and embarking on many strategic initiatives which are designed to improve our products and services, as well as create greater efficiencies and increase future profitability. Anthony, along with the other very talented members of this team, will play a very important role in the success of these initiatives."

Other changes made to managerial positions at the Bank include promoting Sharon Slater to Senior Vice President-Chief Risk Officer from Vice President-Chief Compliance/BSA Officer; Alex Nadalini to Senior Vice President-Chief Credit Officer from Vice President-Chief Credit Officer; Donna Schaefer to Vice President-Deposit Operations from Assistant Vice President-Deposit Operations; Alfred Ambrosano to Vice President-Compliance from Internal Auditor; MaryJane Bracamonte to Assistant Vice President-BSA Manager and Kevin Pierce to Assistant Vice President-Information Technology.

Prudential Bancorp, Inc. is the holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as six additional full-service branch offices, four of which are in Philadelphia, one is in Drexel Hill, Delaware County, Pennsylvania and the remaining branch is located in Chalfont, Bucks County, Pennsylvania.

This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors include general economic conditions, changes in interest rates, deposit flows, the cost of funds, credit quality and the interest rate risks associated with the Company's business and operations. Other factors include changes in our loan portfolio, changes in competition, fiscal and monetary policies as well as legislative and regulatory changes. Investors are encouraged to review the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.